UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 25, 2005

THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE ______________________________ (State or Other Jurisdiction of Incorporation)	1-12552 ______________________________ (Commission File Number)	41-1111318 ____________________________ (I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts, 02043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 – Entry into a Material Definitive Agreement.

        Supplemental Executive Retirement Plan Change.

        On May 25, 2005 the Compensation Committee of the Board of Directors of The Talbots, Inc. (the “Company”) approved a modification to the supplemental executive retirement program for Arnold B. Zetcher, Chairman, President and Chief Executive Officer, to increase his entitlement to retirement benefits under the Company’s defined benefit retirement plans to a level equal to 50% of final average compensation upon retirement. The phase-in to 50% of final average compensation will occur in quarterly increments over a two year period through the first quarter of fiscal 2007. In the event that during the two-year phase-in period the executive chooses to resign or otherwise voluntarily terminate or the executive is terminated for cause, no additional phase-in would occur at or following termination; otherwise the entitlement to 50% of final average compensation at retirement would vest upon termination. Prior to such modification, Mr. Zetcher would have been entitled to approximately 30% of final average compensation assuming retirement at age 65 and approximately 18 years of credited service. The aggregate expected impact as actuarially determined is approximately $0.04 per diluted share (or approximately $0.005 per diluted share per quarter), to be recorded over the two year phase-in period beginning in the second quarter of fiscal 2005 and through the first quarter of fiscal 2007; the fiscal 2005 impact has been included in existing outlook.

        In approving the above modification of retirement benefits, the Compensation Committee, with the assistance of its outside compensation consultant, considered the expected retirement benefits for Mr. Zetcher in relation to defined benefit retirement amounts for chief executive officers of a survey group of twenty-two other retail companies. This included consideration of expected defined benefit retirement benefit in absolute dollars for CEOs in the survey group of retail companies and also the expected defined retirement benefits for the CEOs in the survey group as a percentage of their total annual cash compensation, as assessed by the outside compensation consultant. Based on this review, the outside compensation consultant determined that the increase in retirement benefits to 50% of final average compensation would place Mr. Zetcher in approximately the 75th percentile of the survey group.

        Under Talbots defined benefit retirement program, the annual retirement benefit (assuming a straight life annuity payable at or after age 65) is determined under the following formula: final average compensation times years of credited service times 1.6%. Final average compensation is the average of the five highest years (which need not be consecutive) of cash compensation within the last ten years of service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2005	THE TALBOTS, INC. By: /s/ Richard T. O'Connell, Jr. ——————————————
Name: Richard T. O'Connell, Jr.
Title: Senior Vice President, Legal and Real Estate and Secretary